UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2013

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Commencing on January 9, 2013, Questcor Pharmaceuticals, Inc. (the “Company”) will utilize an updated presentation for investor relations purposes. A copy of the Company’s presentation is attached hereto as Exhibit 99.1.

To supplement the information contained in Exhibit 99.1, the Company is providing the following business update, based on the most recent data available to the Company at the time of this filing:

•	General Business. The Company believes that the fourth quarter ended December 31, 2012 resulted in record vial shipments of H.P. Acthar Gel (repository corticotropin injection).

•

Rheumatology. The Company is encouraged by the initial results of its pilot selling efforts in rheumatology. Based on these initial results, the Company is in the process of expanding its rheumatology sales force from the initial pilot force of 12 Acthar Specialists to approximately 50 Acthar Specialists.

•

Reimbursement. Based on information available as of the filing of this Form 8-K, patients with serious, difficult-to-treat medical conditions addressed by Acthar on-label indications have continued to have access to Acthar through commercial insurance, Medicare, Medicaid and other government programs, as well as through our free drug program for uninsured patients. Acthar is most commonly prescribed by physicians for patients for whom an additional FDA-approved treatment alternative is needed, typically after a first line therapy has been administered. For such patients, insurance coverage for Acthar has continued to remain favorable.

•

Ongoing Commitment to the Science Behind Acthar and Demonstrating Clinical Benefits of Acthar. The Company spent $22.1 million on R&D in the first nine months of 2012, which was approximately 100% greater than the amount spent in the prior nine month period. The Company continues to fund various R&D efforts, including 65 clinical and pre-clinical studies during the first nine months of 2012. Among the various R&D efforts, the Company is working on a number of new indications such as Amyotrophic Lateral Sclerosis (ALS).

•

Strategic Acquisition. The Company previously announced its entry into a definitive agreement pursuant to which the Company will acquire 100% of the issued and outstanding shares of BioVectra Inc. The transaction is expected to close in January and provides for an up-front cash payment of C$50 million. As of December 31, 2012, the Company had $155 million in cash, cash equivalents and short-term investments. As noted in the Company’s press release announcing the transaction on January 2, 2013, the transaction further secures Acthar manufacturing trade secrets, puts the Company in a better position to meet the continuing growth in demand for Acthar, diversifies the Company’s revenue and provides the Company with a platform for potential international expansion.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Questcor Pharmaceuticals, Inc. Investor Presentation – January 2013

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2013	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Questcor Pharmaceuticals, Inc. Investor Presentation – January 2013